HOUSECALL MEDICAL RESOURCES, INC.
                                             SUBSIDIARIES
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         NAME OF                                  STATE OF
        SUBSIDIARY                              INCORPORATION                   D/B/A
Housecall Contract Management, Inc.                 Delaware                    same
Housecall Management Services, Inc.                 Kentucky                    same
Housecall Pharmaceutical Management, Inc.           Georgia                     same
Biomedical Home Care, Inc.                          North Carolina              same
Housecall Medical Services, Inc.
   (f/k/a Home Care Affiliates)                     Tennessee                   same
Housecall SIC Management, Inc.                      Florida                     Housecall Home
                                                                                Healthcare-Florida
Housecal Home Health, Inc.                          Tennessee                   Housecall Home
                                                                                Healthcare-Indiana,
                                                                                Tenn.
Housecall Home health of Indiana LLC                Indiana                     same
Housecall SCS Management, Inc.                      Florida                     Housecall Home
                                                                                Healthcare-Florida,
                                                                                TN, VA
Housecall Supportive Services, Inc.                 Florida                     Housecall Hospice, TN,
                                                                                VA
Housecall Supportive Services of Indiana, LLC       Indiana                     same
Housecall of Southeast TN, Inc. (HST)               Georgia                     same
Housecall Medical Equipment, Inc.                   Florida                     Housecall Medical
                                                                                 equipment-Florida
                                                                                Palm Home Care - FL
HHC, Inc.                                           Tennessee                   Housecall Home
                                                                                Healthcare - Virginia
Messick Homecare, Inc.                              __________                  same
Healthfirst, Inc.                                   Delaware                    same
Healthcare Resources, Inc.                          Kentucky                    same
Computer Masters of Kentucky, Inc.                  Kentucky                    same
HFI Management, Inc. (1% GP)                        Delaware                    same
HFI Home Care Management LP
Housecall Staff Leasing, Inc.                       Georgia                     same
Georgia Management LP (99% LP)                      Georgia                     same
Housecall Management, Inc.                          Delaware                    same
Housecall Investment, Inc.                          Delaware                    same
Housecall Asset Management, Inc.                    Delaware                    same
Housecall Licensing, Inc.                           Delaware                    same
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